SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2005

HSBC Auto Receivables Corporation

(Exact name of registrant as specified in its charter)

United States	333-100512	36-4220459
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o HSBC Finance Corporation Attention: Michael J. Forde 2700 Sanders Road Prospect Heights, Illinois		60070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 564-5000

(Former name or former address, if changed since last report)

Item 8.01.    Other Events

In connection with the offering of HSBC Automotive Trust 2005-2 Asset-Backed Notes, on July 20, 2005 certain “Computational Materials” within the meaning assigned to such term in the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the “Related Computational Materials”).

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibit 99.1.  Related Computational Materials (as defined in Item 8.01 above).

(d)  Exhibit 99.2.  Related Computational Materials (as defined in Item 8.01 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC AUTO RECEIVABLES CORPORATION

By:	/s/ Steven H. Smith
	Name:	Steven H. Smith
	Title:	Vice President and Assistant Treasurer

Dated:  July 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1.	Related Computational Materials (as defined in Item 8.01 above).

99.2.	Related Computational Materials (as defined in Item 8.01 above).